SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: February 8, 2005
Date of Earliest Event Reported: February 2, 2005

NATURAL GAS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-27862	80-0028196
(Commission File Number)	(I.R.S. Employer Identification No.)

820 Gessner, Suite 1340, Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

(713) 935-0122
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

Item 3.02. Unregistered Sales of Equity Securities

Item 9.01 Financial Statements and Exhibits

Signatures

Item 1.01. Entry into a Material Definitive Agreement

Loan Agreement with Prospect Energy Corporation

On February 2, 2005, Natural Gas Systems, Inc. (“NGS” or the “Company”) entered into a senior secured loan agreement (the “Loan Agreement”) with Prospect Energy Corporation (“Prospect”) providing for borrowings by the Company of up to $4.8 million (the “Secured Loan”). The Loan Agreement was finalized and first fundings made on February 3, 2005. The proceeds of the Secured Loan may be used solely for the acquisition and development of oil and gas properties, general working capital and the repayment of specified indebtedness, provided that the Company is prohibited from using any of the proceeds for exploratory drilling or the acquisition of oil and gas properties without the consent of Prospect. As previously reported, Laird Q. Cagan, the Company’s Chairman of the Board, previously loaned the Company approximately $920,000 plus accrued interest to fund the purchase of working interests from Atkins Production in the Tullos Urania, Colgrade and Crossroads Fields and to provide additional working capital. Once the hedging program described below is implemented, the Company will be permitted to repay Mr. Cagan in full from the proceeds of the Secured Loan, which the Company intends to do.

On February 3, 2005, the Company borrowed $3.0 million under the Loan Agreement to fund the purchase of the Chadco properties in the Tullos Urania and Colgrade Fields in LaSalle and Winn Parishes of Louisiana (as described below), and to fund working capital (including the repayment of past due accounts payable). The Company has until May 4, 2005 to borrow the remaining $1.8 million available under the Loan Agreement. The Secured Loan bears interest at an annual rate equal to the greater of (a) 14% and (b) the Treasury Rate plus 9%, with interest payable in arrears on the last day of each month. The Secured Loan is due in full on February 2, 2010.

Pursuant to the terms of the Loan Agreement, the Company was required to (i) pay Prospect a $96,000 cash fee, (ii) reimburse Prospect for its legal fees incurred in connection with the transaction, and (iii) issue Prospect five-year warrants to purchase up to 450,000 shares of NGS stock at an exercise price of $0.75 per share, and “revocable warrants” to purchase up to an additional 300,000 shares of common stock at an exercise price of $0.75 per share. The revocable warrants are subject to cancellation by the Company prior to their exercise if the Company meets and maintains certain operating cash flow targets. In the event the Company borrows the remaining $1.8 million available under the Loan Agreement, the Company will be required to issue additional warrants and “revocable warrants” to Prospect (to purchase up to 270,000 shares and 180,000 shares, respectively). In connection with the Secured Loan, the Company is also obligated to pay a third-party consultant a $30,000 cash fee and to issue such party warrants to acquire up to 50,000 shares of NGS common stock at an exercise price of $2.00 per share.

The shares of common stock issuable upon exercise of the warrants held by Prospect are subject to a registration rights agreement, pursuant to which the Company has agreed to register sales by Prospect and its transferees of such shares under the Securities Act of 1933, as amended. Subject to limitations specified in this agreement, these registration rights include an unlimited number of piggyback registration rights that require NGS to register sales of a holder's shares when NGS undertakes a public offering and certain other types of offerings, subject to the discretion of the managing underwriter of the offering, if any, to decrease the amount that holders may register.

The Secured Loan is secured by a Mortgage, Collateral Assignment, Security Agreement and Financing Statement executed by NGS Sub, Inc., a wholly owned subsidiary of NGS (“NGS Sub”), granting Prospect a first-priority security interest in substantially all of NGS Sub’s assets, as well as by pledges of the stock of NGS’s direct and indirect subsidiaries. The Secured Loan is also guaranteed by NGS’s direct and indirect subsidiaries.

Among other conditions, the Loan Agreement requires that the Company (i) maintain a debt service reserve account in an initial amount equal to 7.5% (or, after October 1, 2005, 5%) of the outstanding borrowings at any time (provided that the required percentage shall be increased to 14% in the event certain earnings tests are not met), (ii) enter into a hedging agreement for the production and sale of the Company’s hydrocarbons no later than February 28, 2005, and (iii) subject to certain conditions, obtain a $1.5 million key-man life insurance policy on Robert S. Herlin, the Company’s President and Chief Executive Officer.

Among other restrictions and subject to certain exceptions, the Loan Agreement prohibits the Company and each of its restricted subsidiaries from creating liens, entering into certain types of mergers or consolidations, incurring additional indebtedness, changing the character of its business, or engaging in certain types of transactions. The Loan Agreement also requires NGS to maintain specified financial ratios. In order to satisfy certain of these ratios, the Company will need to significantly increase its earnings.

The Loan Agreement provides that the Company will be in default under the Secured Loan if Mr. Herlin shall cease for any reason to be actively employed full time as President of NGS, unless NGS replaces Mr. Herlin within 90 days following such event, and his replacement is reasonably satisfactory to Prospect.

The foregoing descriptions are qualified by reference to Exhibits 10.1 through 10.13 to this Current Report on Form 8-K, which Exhibits are incorporated herein by reference.

2

Asset Purchase Agreement with Chadco, Inc.

On February 3, 2005, NGS Sub entered into a Definitive Asset Purchase Agreement (the “Purchase Agreement”) to acquire a 100% working interest in certain leases and wells in the Tullos Urania Field in LaSalle Parish and the Colgrade Field in Winn Parish, from Chadco, Inc. and its owners, for total consideration of $812,733. The purchase price will be reduced by the net income from the purchased properties for the months of December 2004 and January 2005. This acquisition was completed concurrently with the funding of the Prospect loan. The purchase includes 65 producing oil wells, 56 shut-in oil wells and nine salt water injection wells with gross production of up to 70 barrels per day.

As is common with the purchase of producing oil and gas properties, the Company assumed an asset retirement obligation in connection with this acquisition. In accordance with FAS 143, management is making an assessment as to the amount of liability to be recorded in the Company’s financial statements as a result of the Company’s assumption of this obligation. Due to the current high price for steel tubular goods and wellhead equipment installed on the wells, the Company believes the retirement obligation, net of salvage, will not be significant and will not materially impact the Company’s balance sheet or income statement, prospectively or in the future.

The foregoing description is qualified by reference to Exhibit 10.12 to this Current Report on Form 8-K, which Exhibit is incorporated herein by reference

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01 above.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 above.

Private Placement

Since October 1, 2004, NGS has sold a total of 111,275 Units, each Unit being comprised of one share of common stock of NGS (“Common Stock”) and warrants to acquire up to one-third of one share of Common Stock at an exercise price of $0.01 per share (“Warrants”). The Units were sold in private transactions to a total of eleven accredited investors.  The consideration paid for the Units was $2.00 per Unit, resulting in aggregate gross proceeds to NGS of $278,800.  All of the Warrants were immediately exercised, resulting in the issuance by NGS of an additional 54,800 shares of Common Stock for total additional consideration to NGS of $548.

Pursuant to a registration rights agreement entered into in connection with these transactions, NGS granted to the investors certain registration rights, including an unlimited number of piggyback registration rights that require NGS to register sales of an investor’s shares when NGS undertakes a public offering and certain other types of offerings, subject to customary limitations.

3

A commission of $17,000 was paid to Chadbourn Securities, Inc., an NASD broker dealer, and Laird Q. Cagan, Chairman of Board of NGS and a registered representative of Chadbourn Securities, Inc. (collectively, the “Placement Agent”) in connection with this private placement. As additional consideration, the Placement Agent was issued seven-year warrants to purchase up to 12,536 shares of common stock of NGS at an exercise price of $1.50 per share.

NGS issued and sold the foregoing securities pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) and Section 4(6) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Loan Agreement, dated as of February 2, 2005, between Natural Gas Systems, Inc., a Nevada corporation (“NGS”) and Prospect Energy Corporation (“Prospect”)
10.2	Mortgage, Collateral Assignment, Security Agreement and Financing Statement by NGS Sub. Corp., dated as of February 2, 2005
10.3	NGS Promissory Note in favor of Prospect
10.4	Security Agreement, dated as of February 2, 2005, between NGS Sub. Corp. and Prospect
10.5	Security Agreement, dated as of February 2, 2005, between Natural Gas Systems, Inc., a Delaware corporation, and Prospect
10.6
Guaranty Agreement, dated as of February 2, 2005, by Natural Gas Systems, Inc., a Delaware corporation, NGS Sub. Corp., Arkla Petroleum, L.L.C. and Four Star Development Corporation, in favor of Prospect

10.7	Warrant Agreement, dated as of February 2, 2005, between NGS and Prospect.
10.8	NGS Common Stock Purchase Warrant in favor of Prospect, dated as of February 2, 2005
10.9	Revocable Warrant Agreement, dated as of February 2, 2005, between NGS and Prospect

4

10.10	NGS Revocable Common Stock Purchase Warrant in favor of Prospect, dated as of February 2, 2005
10.11	Registration Rights Agreement, dated as of February 2, 2005, between NGS and Prospect
10.12	Definitive Asset Purchase Agreement, dated as of February 2, 2005, by and between Chadco, Inc., Alan Chadwick McCartney, Sonya Lynn McCarty McCartney and NGS Sub. Corp.
10.13	Press Release, dated February, 2, 2005
10.14	Press Release, dated February 8, 2005

5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SYSTEMS, INC.

Date: February 8, 2005	By: /s/ Robert Herlin Robert Herlin, Chief Executive Officer

6